UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2022

Steel Connect, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Midway Ln Smyrna, Tennessee	37167
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (914) 461-1276

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market
Rights to Purchase Series D Junior Participating Preferred Stock		Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Agreement.

On February 25, 2022, Steel Connect, Inc. (the “Company”) entered into a transaction agreement (the “Transaction Agreement”) with (a) IWCO Direct Holdings Inc. (“IWCO”), a wholly owned subsidiary of the Company, and IWCO’s direct and indirect subsidiaries, (b) Cerberus Business Finance, LLC, in its capacities as collateral agent and administrative agent under a financing agreement (in such capacities, the “Agent”), dated as of December 15, 2017, between IWCO, IWCO’s direct and indirect subsidiaries, the Agent and the lenders party thereto (the “Lenders”) (the “Financing Agreement”), (c) the Lenders, (d) the Lenders or their respective designees listed on the signature pages to the Transaction Agreement under the caption “Participating Lender Purchasers” (the “Participating Lender Purchasers”), (e) SPH Group Holdings LLC (the “Sponsor”) and (f) InstantWeb Holdings, LLC (the “Buyer”) , an entity owned by the Participating Lender Purchasers. On the Effective Date (as defined in the Transaction Agreement) and pursuant to the terms of the Transaction Agreement, the Company transferred all of its interests in IWCO to the Buyer as part of a negotiated restructuring of the capital structure and certain financial obligations of IWCO under the Financing Agreement as contemplated by the Transaction Agreement. The Company received no cash consideration for the disposition. In addition, as of the Effective Date and subject to the terms and conditions of the Transaction Agreement, the parties entered into certain mutual releases as fully set forth in the Transaction Agreement.

In addition, as part of the overall transaction, the Buyer issued a note in the principal amount of $6,945,325.46 payable to the Company as consideration for intercompany obligations owed by IWCO to the Company (the “Subordinated Note”). The Subordinated Note is subordinated to the obligations under the Financing Agreement (including any amendments or other modifications thereto) and matures on the date that is six months after the maturity of the Financing Agreement or six months after repayment in full of the obligations under the Financing Agreement.

The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The description of the Transaction Agreement provided in Item 1.01 are incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure.

The Company’s press release, dated February 25, 2022, announcing entry into the Transaction Agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Information.

The pro forma financial information reflecting the disposition of IWCO, to the extent required by this item, will be filed by amendment to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
10.1*	Transaction Agreement, dated February 25, 2022.

99.1	Press release dated February 25, 2022 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Steel Connect, Inc. agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Steel Connect, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steel Connect, Inc.

Date: February 25, 2022	By:	/s/ Jason Wong
Jason Wong
Chief Financial Officer
(Principal Financial Officer)

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